EX-99.906CERT

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of American Select Portfolio Inc. (the “Fund”) do hereby certify, to the best of each such officer’s knowledge, that:

1.                                       The report on Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:
/s/ Joseph M. Ulrey III
Joseph M. Ulrey III
President

Date: April 29, 2011

By:
/s/ Jill M. Stevenson
Jill M. Stevenson
Treasurer

Date: April 29, 2011